Exhibit 2

CHEVRON

EMPLOYEE SAVINGS INVESTMENT PLAN

FINANCIAL STATEMENTS

AND SUPPLEMENTAL SCHEDULES

TOGETHER WITH REPORT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

DECEMBER 31, 2012 AND 2011

MORRIS DAVIS CHAN & TAN LLP

Certified Public Accountants

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN

TABLE OF CONTENTS

PAGE

Report of Independent Registered Public Accounting Firm	1

Financial Statements:

Statements of Net Assets Available for Benefits as of December 31, 2012 and 2011	2 - 3

Statements of Changes in Net Assets Available for Benefits for the Years Ended December 31, 2012 and 2011	4 - 5

Notes to Financial Statements	6 - 17

Supplemental Schedules:

Schedule H - Part IV, Line 4(i) - Schedule of Assets Held as of December 31, 2012	18 - 25

Schedule H - Part IV, Line 4(j) - Schedule of Reportable Transactions for the Year Ended December 31, 2012	26

i

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Plan Participants and Plan Administrator

Chevron Employee Savings Investment Plan:

We have audited the accompanying statements of net assets available for benefits of Chevron Employee Savings Investment Plan (the Plan) as of December 31, 2012 and 2011, and the related statements of changes in net assets available for benefits for the years ended. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Plan’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2012 and 2011, and the changes in net assets available for benefits for the years then ended in conformity with U.S. generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules of assets held as of December 31, 2012, and reportable transactions for the year ended December 31, 2012 are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules are the responsibility of the Plan’s management. The supplemental schedules have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ Morris Davis Chan & Tan LLP

Oakland, California

June 24, 2013

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN

STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

DECEMBER 31, 2012

(thousands of dollars)

	Participant	Non-Participant Directed
	Directed	Allocated	Unallocated	Total
Assets

Investments - at fair value:
Chevron Corporation common stock
Allocated to participants	$—	$8,732,158	$—	$8,732,158
Unallocated	—	—	139,702	139,702
Registered investment companies	7,395,531	—	—	7,395,531
Vanguard Brokerage Option	216,111	—	—	216,111
Separate Account	283,941	—	—	283,941
Cash equivalents	—	—	21,360	21,360

Total investments	7,895,583	8,732,158	161,062	16,788,803

Receivables:
Notes receivable from participants	136,847	—	—	136,847
Employer contributions	—	7	—	7
Participant contribution	4	2	—	6
Due from broker	171	—	—	171

Total receivables	137,022	9	—	137,031

Total assets	8,032,605	8,732,167	161,062	16,925,834

Liabilities

Due to broker	393	—	—	393
Interest payable	—	—	1,550	1,550
ESOP notes payable	—	—	42,303	42,303

Total liabilities	393	—	43,853	44,246

Net assets available for benefits	$8,032,212	$8,732,167	$117,209	$16,881,588

The accompanying notes are an integral part of these financial statements.

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN

STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

DECEMBER 31, 2011

(thousands of dollars)

	Participant	Non-Participant Directed
	Directed	Allocated	Unallocated	Total
Assets

Investments - at fair value:
Chevron Corporation common stock
Allocated to participants	$—	$8,744,192	$—	$8,744,192
Unallocated	—	—	198,352	198,352
Registered investment companies	6,901,813	—	—	6,901,813
Vanguard Brokerage Option	188,802	—	—	188,802
Cash equivalents	—	—	18,420	18,420

Total investments	7,090,615	8,744,192	216,772	16,051,579

Receivables:
Notes receivable from participants	133,976	—	—	133,976
Receivable from Atlas Energy, Inc.
Investment Savings Plan	13,505	49	—	13,554
Due from broker	93	—	—	93

Total receivables	147,574	49	—	147,623

Total assets	7,238,189	8,744,241	216,772	16,199,202

Liabilities

Due to broker	47	—	—	47
Interest payable	—	—	2,146	2,146
ESOP notes payable	—	—	58,574	58,574

Total liabilities	47	—	60,720	60,767

Net assets available for benefits	$7,238,142	$8,744,241	$156,052	$16,138,435

The accompanying notes are an integral part of these financial statements.

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

YEAR ENDED DECEMBER 31, 2012

(thousands of dollars)

	Participant	Non-Participant Directed
	Directed	Allocated	Unallocated	Total
Additions

Contributions:
Employer contributions	$68	$284,354	$2,000	$286,422
Participant contributions	239,327	100,932	—	340,259
Participant rollovers	50,332	16,746	—	67,078

Total contributions	289,727	402,032	2,000	693,759

Investment income
Net appreciation in fair value of investments	735,261	178,431	(527)	913,165
Dividends	175	286,046	5,542	291,763
Interest	6,855	—	4	6,859

Total investment income	742,291	464,477	5,019	1,211,787

Interest on notes receivable from participants	4,832	—	—	4,832

Total additions	1,036,850	866,509	7,019	1,910,378

Deductions

Interest expense	—	—	3,100	3,100
Distribution to participants	597,784	520,287	—	1,118,071
Administrative fees	2,621	647	—	3,268

Total deductions	600,405	520,934	3,100	1,124,439

Interfund transfers	357,649	(357,649)	—	—

Intra-plan transfers	—	—	(42,762)	(42,762)

Net increase (decrease)	794,094	(12,074)	(38,843)	743,177
Transfer of plan assets to
Atlas Energy, Inc.
Investment Savings Plan	(24)	—	—	(24)

Net assets available for benefits:
Beginning of year	7,238,142	8,744,241	156,052	16,138,435

End of year	$8,032,212	$8,732,167	$117,209	$16,881,588

The accompanying notes are an integral part of these financial statements.

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

YEAR ENDED DECEMBER 31, 2011

(thousands of dollars)

	Participant	Non-Participant Directed
	Directed	Allocated	Unallocated	Total
Additions

Contributions:
Employer contributions	$—	$262,612	$—	$262,612
Participant contributions	226,202	90,970	—	317,172
Participant rollovers	67,191	13,721	—	80,912

Total contributions	293,393	367,303	—	660,696

Investment income
Net appreciation in fair value of investments	20,514	1,349,088	33,420	1,403,022
Dividends	74	258,317	6,497	264,888
Interest	2	—	2	4

Total investment income	20,590	1,607,405	39,919	1,667,914

Interest on notes receivable from participants	5,410	—	—	5,410

Total additions	319,393	1,974,708	39,919	2,334,020

Deductions

Distribution to participants	560,008	553,248	—	1,113,256
Interest expense	—	—	4,291	4,291
Administrative fees	2,401	154	—	2,555

Total deductions	562,409	553,402	4,291	1,120,102

Interfund transfers	759,676	(759,676)	—	—

Intra-plan transfers	—	—	(37,720)	(37,720)

Net increase (decrease)	516,660	661,630	(2,092)	1,176,198

Transfer of plan assets from
Atlas Energy, Inc.
Investment Savings Plan	13,505	49	—	13,554

Net assets available for benefits:
Beginning of year	6,707,977	8,082,562	158,144	14,948,683

End of year	$7,238,142	$8,744,241	$156,052	$16,138,435

The accompanying notes are an integral part of these financial statements.

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

NOTE 1 - Description of the Plan

The following description of the Chevron Employee Savings Investment Plan (ESIP or the Plan), provides only general information. Participants should refer to the Plan document or Summary Plan Description for a more complete description of the Plan’s provisions.

The Plan is a defined contribution plan that is intended to be a qualified profit-sharing plan under section 401(a) of the Internal Revenue Code (the Code), a qualified cash or deferred arrangement under section 401(k) of the Code, and, effective December 1, 1989, to include a leveraged Employee Stock Ownership Plan (ESOP) qualified under section 4975(e)(7) of the Code.

Plan Merger. On December 31, 2011, the Atlas Energy, Inc. Investment Savings Plan (Atlas Plan) merged with and into the ESIP, and assets of $13,553,711 (inclusive of notes receivable from participants of $263,831) were transferred to Vanguard Fiduciary Trust Company, which is the trustee who provides recordkeeping, education and advice, and certain investment management services for the ESIP. Active employees who were eligible to participate in the Atlas Plan as of December 31, 2011 commenced participation in the ESIP under the provisions of the ESIP that are generally applicable to all eligible employees. In addition, terminated employees, alternate payees and beneficiaries who transferred their Atlas Plan balance to the ESIP as of December 31, 2011 are eligible for the applicable provisions of the ESIP.

Plan Sponsor/Administrator. Chevron Corporation (the Corporation) is the Plan Sponsor and the Plan Administrator of the ESIP. It has the authority to appoint one or more trustees to hold the assets of the Plan and to appoint a recordkeeper. In its capacity as fiduciary, the Corporation makes such rules, regulations and computations and takes whatever action is necessary to administer the Plan in accordance with provisions of the Code and the Employee Retirement Income Security Act of 1974 (ERISA), as amended.

Eligibility. Employees of the Corporation and each other participating company (Company) or employees who are represented by a labor organization that has bargained for and agreed to participation in the Plan are eligible to join the Plan if they are on the U.S. payroll.

Contributions. Participants may contribute up to 75 percent of regular pay as combined basic (1 or 2 percent) and supplemental (up to 73 percent) contributions. For 2012 and 2011, the maximum contribution amount on a before-tax and Roth 401(k) basis was the annual Code limit of $17,000 and $16,500, respectively, for participants under age 50 and $22,500 and $22,000, respectively, for participants age 50 and up. The Plan has a fixed match feature. The Company will match 4 percent of regular pay on the first 1 percent of

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

NOTE 1 - Description of the Plan (Continued)

Contributions. (Continued)

the participant’s basic contribution to the Plan or 8 percent of regular pay on the first 2 percent of the participant’s basic contribution to the Plan. Both participant and company match contributions to the Plan ceased when a participant reached regular pay of $250,000 and $245,000 for the years 2012 and 2011, respectively.

Participant Accounts. Contributions are invested in funds within a number of Plan accounts. Employee contributions are comprised of basic and supplemental contributions and rollover contributions from other qualified retirement plans or from a rollover IRA, on a pre-tax, after-tax, or Roth 401(k) basis.

The Company matching contribution is made in Chevron stock to participants’ Leveraged ESOP or Chevron Stock accounts. Thereafter, in accordance with such procedures as the Corporation shall prescribe, a participant may elect to transfer the Chevron stock from the Company matching contribution to other investment funds, according to the Plan’s exchange rules. Participants may elect to receive dividends on shares in their Leveraged ESOP and Chevron Stock accounts as a taxable distribution, or reinvest the dividends into their account. Dividends on Leveraged ESOP shares that remained in the Plan were reinvested into the participants’ ESOP accounts or into their Chevron Stock accounts. Employees are always fully vested in all contributions to their accounts, as well as the investment income earned from all contributions to the Plan.

Trustees. Vanguard Fiduciary Trust Company (Vanguard) is the trustee of the Plan. Vanguard is also the Plan’s recordkeeper. The trustee has the authority to manage the assets of the Plan in accordance with its terms and those of the trust agreement. On May 30, 2012, the Corporation and Vanguard entered into a sub-trust agreement with State Street Bank and Trust Company to perform custodial and administrative functions for the Dodge & Cox Income Separate Account (Separate Account).

Leveraged ESOP. In December 1989, the ESOP borrowed a total of $1 billion from several banks and used the proceeds of the loans to purchase 14.1 million shares of the Corporation’s Common Stock from the Corporation. In October 1991, these loans were completely refinanced by the ESOP’s issuance to the public of registered debt securities. In July 1999, the outstanding ESOP debt was completely refinanced extending the ESOP term through the year 2016. Subsequently, accelerated principal payments were made, reducing the loan payment period to end by the year 2014. The ESOP indebtedness is guaranteed by the Corporation and will be repaid using dividends paid on the shares acquired by the ESOP and Company contributions. To enforce the ESOP’s obligation to pay holders of the

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

NOTE 1 - Description of the Plan (Continued)

Leveraged ESOP. (Continued)

registered debt securities, the holders have no recourse against the assets of the ESOP except that, to the extent permitted by the Code and ERISA, the holders will have rights to any cash contributions made by the participating companies to satisfy the ESOP’s obligations under the registered debt securities and to any earnings attributable to the investment of such contributions. In light of the limited recourse that holders of the registered debt securities have against the ESOP, purchasers of the registered debt securities are cautioned to rely solely upon the creditworthiness of the Corporation and its obligations under its guarantee of the ESOP’s indebtedness. The estimated fair market value of the notes outstanding as of December 31, 2012 and December 31, 2011 was $46,060,609 and $65,124,071, respectively. The rate on the loans as of December 31, 2012 and 2011 was fixed at 7.327%.

The final installment of principal on the notes is due January 1, 2014. The scheduled amortization of the loan and the remainder of the amortization period as of December 31, 2012 and 2011 are as follows:

2012
2013	$19,524,665
2014	22,778,775

$42,303,440

2011
2012	$16,270,554
2013	19,524,665
2014	22,778,775

$58,573,994

Unallocated ESOP shares are held in a suspense account and secure the Corporation’s guarantee of the ESOP indebtedness. As payments of principal and interest are made on the ESOP debt, shares are released from the suspense account. These released shares will be valued at the then current market price for allocation to participants who elect to contribute 1 or 2 percent of their regular pay to the Plan.

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

NOTE 1 - Description of the Plan (Continued)

Notes Receivable from Participants. The Plan loan provision allows participants to borrow funds from their Plan account, subject to certain restrictions and limitations. Participants may borrow up to the lesser of $50,000 or 50% of their total vested account balance or the value of the account(s) used to fund the loan. The minimum loan is $1,000. The minimum term for repayment of any loan is 6 months and the maximum term is 5 years. However, the maximum term for repayment of a loan to purchase the participant’s principal residence is 25 years. Loans bear a fixed rate of interest equal to 2 percent plus the average one-year jumbo certificate of deposit rate, as published in The Wall Street Journal on the last Wednesday of the preceding month. Interest rates charged during 2012 and 2011 ranged from 2.98% to 12.00%. Most loan repayments are made through payroll deductions and the principal and interest paid by the participants are reinvested in the participants’ accounts. Notes receivable from participants totaled $136,847,140 and $133,975,803 as of December 31, 2012 and 2011, respectively.

Plan Termination. The Corporation expects to continue the ESIP indefinitely, but has the authority to amend or terminate the ESIP at any time. In the event of a plan termination, the trust fund shall continue until any previously unallocated assets of the Plan are allocated to accounts and distributed to participants or beneficiaries in accordance with applicable law and pursuant to written rules and procedures adopted by the Corporation prior to such termination. In addition, upon plan termination, neither the Corporation nor any other person shall have a liability or obligation to provide additional benefits. Participants or beneficiaries shall obtain benefits solely from the trust fund. The trustee will sell the shares of the Corporation’s Common Stock then held in the ESOP suspense account, if any, and apply the proceeds (together with any other assets in the suspense account) either to repay the ESOP indebtedness or to satisfy its obligation to indemnify the Corporation as guarantor of the indebtedness for any payments that must be made under the guarantee of the indebtedness. Any shares or proceeds remaining after the satisfaction of the obligations described in the preceding sentence will be allocated to the participants’ accounts and the value of such allocation will be offset against any future obligations of the Corporation to make Company contributions to the ESIP.

Plan Expenses. Effective January 2012, in accordance with the Department of Labor’s (DOL) rules under ERISA section 408(b)(2), total all-in fees are disclosed by the service provider. In accordance with these DOL rules, beginning plan year 2012, recordkeeping and trustee fees are unbundled and paid by the participants. Other administrative expenses relating to the Plan, including audit fees and participant education retirement services, and certain Chevron employee and administrative costs are paid by the Plan to the extent Plan forfeiture funds are sufficient. If not, such fees are paid by the Corporation.

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

NOTE 2 - Summary of Significant Accounting Policies

Accounting Pronouncements Adopted. In May 2011, the Financial Accounting Standards Board (FASB) issued ASU 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS, to converge U.S. GAAP and International Financial Reporting Standards on fair value measurements and disclosures. The amended guidance changes several aspects of the fair value measurement guidance in FASB Accounting Standards Codification (ASC) 820, Fair Value Measurements and Disclosures, including information about valuation techniques and unobservable inputs used in Level 3 fair value measurements and a narrative description of the sensitivity of Level 3 measurements to changes in unobservable inputs. The amended guidance was effective beginning after December 15, 2011. ASU 2011-04 had no impact in the Plan’s financial statements as there are no Level 3 investments held as of year end.

The following are the significant accounting policies followed by the Plan:

Basis of Accounting. The financial statements of the ESIP are presented on the accrual basis of accounting.

Investment Valuation and Income Recognition. Investments are reported at fair value, which is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Investments in the core and supplemental options are valued on each business day on which the New York Stock Exchange is open for trading to reflect contributions, distributions, income, expenses, gains and losses. The difference between cost and market value represents unrealized appreciation or depreciation as of the reporting date. The valuation of the underlying securities in the Vanguard Brokerage Option are determined by Vanguard Brokerage Service daily. ESOP shares released from the suspense account are allocated based on the then-current market value.

Net appreciation (depreciation) in fair value of investments includes realized gains (losses) and unrealized appreciation (depreciation). Realized gains (losses) on investments are based on sales proceeds less average cost. Sales and purchases between participants are included in realized gains (losses). Security purchases and sales are recorded as of the trade date for such transactions.

Dividend income earned on investments held and interest income earned on funds pending investment are recorded on an accrual basis.

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

NOTE 2 - Summary of Significant Accounting Policies (Continued)

Notes Receivable from Participants. Notes receivable from participants are measured at their unpaid principal balance plus any accrued but unpaid interest. Delinquent notes receivable from participants are reclassified as distributions based upon the terms of the Plan document.

Use of Estimates. The preparation of financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications. Certain amounts in the prior year financial statements and notes have been reclassified to conform to current year presentation.

NOTE 3 - Fair Value Measurements

ASC 820 establishes a framework for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). The three levels of the fair value hierarchy are described below:

Level 1:	Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Plan has the ability to access.

Level 2:	Inputs to the valuation methodology include:

• Quoted prices for similar assets or liabilities in active markets;

• Quoted prices for identical or similar assets or liabilities in inactive markets;

• Inputs other than quoted prices that are observable for the asset or liability; and

• Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3:	Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

NOTE 3 - Fair Value Measurements (Continued)

The asset’s or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

Following is a description of the valuation methodologies used for assets and liabilities measured at fair value. There have been no changes in the methodologies used at December 31, 2012 and 2011.

•	Common stocks are valued at the closing price reported on the active market on which the individual securities are traded.

•	Shares of registered investment companies are valued at the net asset value of shares held by the Plan at year end.

•

The Separate Account is stated at fair value as determined by the issuers based on the unit value of the Separate Account. Unit value is determined by dividing the Separate Account’s net assets, which represent the unadjusted prices in active markets of the underlying investments, by the number of units outstanding at the valuation date. While not publicly traded, the Separate Account comprised primarily of underlying securities represented by a variety of asset classes (i.e., cash equivalents, corporate bonds, mortgages, U.S. Government and asset-backed securities) that are publicly traded on exchanges or over-the-counter, and price quotes for the assets held by the Separate Account are readily observable and available.

•	Cash equivalents are valued at cost, which approximate fair value.

The methods described above may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, while the Plan believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date.

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

NOTE 3 - Fair Value Measurements (Continued)

The following tables set forth by level, within the fair value hierarchy, the Plan’s investments at fair value as of December 31, 2012 and 2011:

	2012 (thousands of dollars)
	Level 1	Level 2	Level 3	Total
Common stocks	$8,871,860	$—	$—	$8,871,860

Registered investment companies	7,395,531	—	—	7,395,531

Vanguard Brokerage Account	216,111	—	—	216,111

Separate Account:
Corporate bonds	—	128,960	—	128,960
Mortgages	—	80,592	—	80,592
U.S. Government securities	—	57,218	—	57,218
Asset-backed securities	—	6,673	—	6,673
Cash equivalents	8,086	—	—	8,086
Receivables	—	2,559	—	2,559
Liabilities	—	(147)	—	(147)

Total Separate Account	8,086	275,855	—	283,941

Cash equivalents	21,360	—	—	21,360

Total	$16,512,948	$275,855	$—	$16,788,803

	2011 (thousands of dollars)
	Level 1	Level 2	Level 3	Total
Common stocks	$8,942,544	$—	$—	$8,942,544
Registered investment companies	6,901,813	—	—	6,901,813
Vanguard Brokerage Account	188,802	—	—	188,802
Cash equivalents	18,420	—	—	18,420

Total	$16,051,579	$—	$—	$16,051,579

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

NOTE 4 - Investments

At December 31, 2012 and 2011, the following broad range of investment options were available to participants:

Tier 1: Core Funds

Fund Name	Fund Type
Chevron Leveraged ESOP	Company stock
Chevron Stock	Company stock
Vanguard Prime Money Market Fund	Money market
Vanguard Total Bond Market Index Fund	Fixed income
Vanguard Short-Term Bond Index Fund	Fixed income
Vanguard Balanced Index Fund	Balanced
Vanguard Institutional Index Fund	Large-cap stock
Vanguard Total Stock Market Index Fund	Growth and income stock
Vanguard Extended Market Index Fund	Small & mid-cap growth stock
Vanguard Developed Markets Index Fund	International stock

Tier 2: Supplemental Funds

Fund Name	Fund Type
Dodge & Cox Income Separate Account	Fixed income
Vanguard Windsor II Fund	Large-cap value stock
Vanguard PRIMECAP Fund	Large-cap growth stock
Artisan Small Cap Value Fund	Small-cap value stock
Artisan Mid Cap Fund	Mid-cap growth stock
Neuberger Berman Genesis Fund	Small-cap blend stock
American Funds EuroPacific Growth Fund	International stock

Tier 3: Vanguard Brokerage Option (VBO)

Through the Vanguard Brokerage Services, a participant may choose from approximately 6,000 mutual funds from Vanguard and other companies that are not included in the core or supplemental funds. There is a $50 annual fee charged to participants who use this option that is paid directly to Vanguard. Within each fund offered in the VBO, additional fees may be charged, either accrued within a fund’s pooled price or charged directly on deposits or withdrawals depending upon the mutual fund.

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

NOTE 4 - Investments (Continued)

Effective April 1, 2012, the following changes were made to the investment options in the Plan. Share classes were changed for Vanguard Total Bond Market Index Fund, Vanguard Institutional Index Fund, Vanguard Total Stock Market Index Fund and Vanguard Extended Market Index Fund (from Institutional to Institutional Plus); Vanguard Prime Money Market Fund (from Investor to Institutional); Vanguard Developed Markets Index Fund (from Investor to Institutional Plus); Vanguard Windsor II Fund and Vanguard PRIMECAP Fund (from Investor to Admiral). Vanguard GNMA Fund Investor shares were replaced with Vanguard Short-Term Bond Index Fund Institutional Plus shares. The BlackRock Small Cap Growth Fund was removed and fund balances were moved to Neuberger Berman Genesis Institutional shares.

Investments representing 5% or more of the Plan’s net assets available for benefits consist of investments with fair values determined by quoted market prices in active markets (Level 1):

	December 31, 2012 (thousands of dollars)		December 31, 2011 (thousands of dollars)
	Participant Directed	Non-Participant Directed	Participant Directed	Non-Participant Directed
Chevron Corporation Common Stock	$—	$8,871,860	$—	$8,942,544
Vanguard Total Bond Market Index Fund	1,211,290	—	1,062,108	—
Vanguard Prime Money Market Fund	1,168,386	21,360	1,212,910	18,420
Vanguard Institutional Index Fund	1,179,010	—	1,029,597	—

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

NOTE 4 - Investments (Continued)

The Plan’s investments (including gains and losses on investments bought and sold, as well as held during the year) appreciated (depreciated) in fair value as follows for the years ended December 31, 2012 and 2011:

	December 31, 2012		December 31, 2011
	Participant Directed	Non-Participant Directed	Participant Directed	Non-Participant Directed
	(thousands of dollars)		(thousands of dollars)
Common stocks	$(173)	$177,904	$(289)	$1,382,509
Registered investment companies	731,610	—	20,804	—
Corporate bonds	5,107	—	—	—
Mortgages	(2,294)	—	—	—
U.S. Government securities	925	—	—	—
Asset backed securities	86	—	—	—

Net appreciation in fair value of investments	$735,261	$177,904	$20,515	$1,382,509

NOTE 5 - Intra-Plan Transfers

During a Plan year, as payments of principal and interest are made on the ESOP loans, shares are released from the ESOP suspense account and are transferred to the Leveraged ESOP account and are available for benefits. These transfers represent a portion of the employer contribution and reimbursement for the cash dividends paid by the Corporation to those members holding ESOP shares that were used to service the ESOP debt.

NOTE 6 - Income Taxes

On March 23, 2011, the Internal Revenue Service (IRS) issued its determination that the Plan continues to be in compliance with the applicable requirements of the Code. The Plan administrator and the Plan’s tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Code. In the opinion of the Corporation, the Plan continues to be qualified as to form. Accordingly, no provision for income taxes has been included in the financial statements.

U.S. GAAP requires Plan management to evaluate tax positions taken by the Plan and recognize a tax liability (or asset) if the Plan has taken an uncertain tax position that would not meet the more likely than not standard and be-sustained upon examination by the IRS.

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

NOTE 6 - Income Taxes (Continued)

The Plan administrator has analyzed the tax positions taken by the Plan, and has concluded that as of December 31, 2012, there are no uncertain tax positions taken or expected to be taken that would require recognition of a liability (or asset) or disclosure in the financial statements. The IRS issued a closing letter covering its recent examination of the Plan’s annual reports and records for plan years 2008 through 2010, which stated no changes to the reports and records were necessary.

NOTE 7 - Risks and Uncertainties

The Plan invests in various investment securities. Investment securities are exposed to various risks such as interest rate, market, and credit risks. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes, both positive and negative, in the values of investment securities will occur in the near term and that such changes could materially affect participants’ account balances and the amounts reported in the statement of net assets available for benefits.

NOTE 8 - Related Party Transactions

Certain Plan investments consist of shares of registered investment funds managed by Vanguard Fiduciary Trust Company and shares of common stock of the Corporation. Transactions with Vanguard Fiduciary Trust Company, as the trustee and recordkeeper, and the Corporation as the Plan sponsor and Plan administrator, qualify as party-in-interest transactions.

NOTE 9 - Subsequent Events

The Plan’s financial statements have been evaluated for subsequent events and transactions through June 24, 2013, the date of this report. The Corporation determined that there are no subsequent events and transactions that require adjustments to or disclosures in the financial statements except as noted below:

•	Effective July 1, 2013, the ESIP Trust Fund will redeem the $22,778,775 remaining principal balance of the ESOP debt, the 7.327% Guaranteed Amortizing Notes due January 1, 2014, CUSIP No. 16675HAL6.

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN

EIN 94-0890210 PLAN NO. 001

SCHEDULE H - PART IV, LINE 4(i) - SCHEDULE OF ASSETS HELD

DECEMBER 31, 2012

(thousands of dollars)

(a)	(b)	(c)		(d)	(e)
	Identity of Issue, Borrower, Lessor, or Similar Party	Description of Investment Including Maturity Date, Rate of Interest, Collateral, Par, or Maturity Value	Number of Shares / Units	Cost	Current Value
	COMMON STOCK
*	Chevron Corporation	Common Stock	82,040,483	$3,978,255	$8,871,860

	TOTAL COMMON STOCK				8,871,860

	REGISTERED INVESTMENT COMPANIES
*	Vanguard	Total Bond Market Index Fund	109,223,601	1,199,037	1,211,290
*	Vanguard	Prime Money Market Fund	1,168,386,813	1,168,367	1,168,387
*	Vanguard	Institutional Index Fund	9,032,484	1,164,478	1,179,010
*	Vanguard	PRIMECAP Fund	7,661,827	541,952	552,188
*	Vanguard	Developed Markets Index Fund	5,173,804	504,411	521,106
*	Vanguard	Windsor II Fund	8,699,445	460,559	467,421
*	Vanguard	Balanced Index Fund	18,625,036	390,934	442,531
*	Vanguard	Total Stock Market Index Fund	12,623,072	401,713	407,473
*	Vanguard	Extended Market Index Fund	3,585,395	397,789	405,795
*	Vanguard	Short-Term Bond Fund Index	25,168,071	267,239	267,537
	Neuberger Berman	Genesis Fund	5,106,519	227,966	244,405
	American Funds	EuroPacific Growth Fund	5,382,377	209,623	221,646
	Artisan	Small Cap Value Fund	10,037,223	157,351	154,071
	Artisan	Mid Cap Fund	4,066,938	133,274	152,671

	TOTAL REGISTERED INVESTMENT COMPANIES				7,395,531

	VANGUARD BROKERAGE OPTION		—	208,031	216,111

	SEPARATE ACCOUNT
	Corporate Bonds
	Bank of America Corp	Sr Unsecured 06/2019 7.625%	2,660,000	3,030	3,404
	Ally Financial Inc	Company Guaranty 02/2014 4.500%	3,095,000	3,095	3,184
	Time Warner Cable Inc Company	Guaranty 04/2019 8.250%	2,060,000	2,693	2,741
	Time Warner Inc Company	Guaranty 04/2031 7.625%	1,810,000	2,345	2,492
	AT&T Inc	Company Guaranty 11/2031 8.000%	1,550,000	2,289	2,346
	BAC Capital Trust XI	Limited Guaranty 05/2036 6.625%	1,995,000	2,179	2,236
	Ford Motor Credit Co LLC	Sr Unsecured 02/2021 5.750%	1,940,000	2,190	2,234
	Citigroup Inc	Sr Unsecured 11/2017 6.125%	1,875,000	2,041	2,232
	Time Warner Inc Company	Guaranty 05/2032 7.700%	1,530,000	2,016	2,139
	General Elec Cap Corp	Sr Unsecured 01/2020 5.500%	1,755,000	2,004	2,077
	HCA Inc	Sr Unsecured 02/2016 6.500%	1,855,000	1,968	2,017
	Dow Chemical Co	Sr Unsecured 05/2039 9.400%	1,225,000	1,901	2,017
	Citigroup Capital XIII	Junior Subordinate Debt	70,000	1,855	1,953
	Ford Motor Credit Co LLC	Sr Unsecured 09/2015 5.625%	1,780,000	1,947	1,949
	Cox Communications Inc	Sr Unsecured 144A 01/2019 9.375%	1,400,000	1,893	1,925
	Lafarge SA	Sr Unsecured 144A 07/2015 6.200%	1,665,000	1,767	1,798
	Capital One Financial Co	Sr Unsecured 09/2017 6.750%	1,405,000	1,679	1,716
	Dow Chemical Co	Sr Unsecured 05/2019 8.550%	1,260,000	1,663	1,701
	Citigroup Inc	Sr Unsecured 05/2018 Var	1,680,000	1,581	1,693
	Lafarge SA	Sr Unsecured 07/2016 6.500%	1,505,000	1,613	1,682
	HSBC Holdings PLC	Subordinated 05/2036 6.500%	1,310,000	1,452	1,637
	Reed Elsevier Capital Company	Guaranty 01/2019 8.625%	1,260,000	1,605	1,625
	Legg Mason Inc	Sr Unsecured 144A 05/2019 Var	1,485,000	1,506	1,601
	Export Import Bk Korea	Sr Unsecured 01/2017 4.000%	1,460,000	1,529	1,583
	American Intl Group	Sr Unsecured 08/2018 8.250%	1,175,000	1,414	1,544
	SLM Corp	Sr Unsecured 06/2018 8.450%	1,305,000	1,377	1,527

*	Party-in-Interest as defined by ERISA.

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN

EIN 94-0890210 PLAN NO. 001

SCHEDULE H - PART IV, LINE 4(i) - SCHEDULE OF ASSETS HELD

DECEMBER 31, 2012

(thousands of dollars)

(a)	(b)	(c)		(d)	(e)
	Identity of Issue, Borrower, Lessor, or Similar Party	Description of Investment Including Maturity Date, Rate of Interest, Collateral, Par, or Maturity Value	Number of Shares / Units	Cost	Current Value
	Wellpoint Inc	Sr Unsecured 01/2016 5.250%	1,350,000	$1,511	$1,504
	HSBC Holdings PLC	Subordinated 09/2037 6.500%	1,060,000	1,178	1,323
	Royal Bank Scotland Grp PLC	Sub Notes 12/2022 6.125%	1,250,000	1,249	1,319
	Sprint Nextel Corp	Sr Unsecured 12/2016 6.000%	1,175,000	1,075	1,278
	Telecom Italia Capital Company	Guaranty 09/2014 4.950%	1,220,000	1,208	1,274
	Boston Scientific Corp	Sr Unsecured 06/2016 6.400%	1,085,000	1,253	1,247
	JP Morgan Chase & Co	Sr Unsecured 08/2021 4.350%	1,100,000	1,149	1,230
	Xerox Corporation	Sr Unsecured 05/2018 6.350%	1,060,000	1,243	1,222
	Hewlett Packard Co	Sr Unsecured 03/2014 6.125%	1,130,000	1,214	1,188
	SLM Corp	Sr Unsecured 01/2017 6.000%	1,075,000	1,055	1,164
	Bank of America NA	Subordinated 03/2017 5.300%	1,025,000	1,043	1,153
	Royal Bank of Scotland PLC	Bank Guaranty 01/2021 6.125%	945,000	1,015	1,142
	Capital One Financial Co	Sr Unsecured 07/2021 4.750%	950,000	1,036	1,096
	Time Warner Cable Inc Company	Guaranty 02/2019 8.750%	810,000	1,071	1,093
	Cigna Corp	Sr Unsecured 11/2036 6.150%	840,000	992	1,024
	General Elec Cap Corp	Sr Unsecured 09/2020 4.375%	910,000	986	1,016
	Wachovia Bank NA	Subordinated 11/2017 6.000%	840,000	968	1,007
	Macys Retail Hldgs Inc Company	Guaranty 07/2034 6.700%	835,000	1,005	993
	Vulcan Materials	Sr Unsecured 06/2021 7.500%	865,000	937	986
	Cigna Corp	Sr Unsecured 05/2019 8.500%	740,000	960	973
	Royal Bank of Scotland PLC Company	Guaranty 08/2020 5.625%	805,000	829	935
	Petrobras Intl Fin Co Company	Guaranty 01/2021 5.375%	830,000	883	934
	Hewlett Packard Co	Sr Unsecured 12/2016 3.300%	895,000	923	911
	Telecom Italia Capital Company	Guaranty 06/2019 7.175%	775,000	770	899
	Cox Communications Inc	Sr Unsecured 144A 12/2016 5.875%	760,000	877	887
	Macys Retail Hldgs Inc Company	Guaranty 03/2037 6.375%	730,000	891	879
	Health Net Inc	Sr Unsecured 06/2017 6.375%	815,000	831	865
	Burlingtn North Santa Fe	Sr Unsecured 10/2019 4.700%	750,000	857	865
	Wellpoint Inc	Sr Unsecured 02/2019 7.000%	685,000	863	852
	ERP Operating LP	Sr Unsecured 12/2021 4.625%	750,000	819	845
	Comcast Corp Company	Guaranty 02/2018 5.875%	680,000	801	819
	Sprint Capital Corp Company	Guaranty 05/2019 6.900%	750,000	757	818
	HCA Inc	Sr Unsecured 07/2013 6.750%	795,000	824	815
	JP Morgan Chase & Co	Sr Unsecured 03/2020 4.950%	695,000	775	806
	Xerox Corporation	Sr Unsecured 03/2016 6.400%	705,000	805	794
	Xerox Corporation	Sr Unsecured 12/2019 5.625%	665,000	754	743
	Boston Scientific Corp	Sr Unsecured 06/2014 5.450%	690,000	742	734
	Wyeth LLC Company	Guaranty 04/2017 5.450%	615,000	729	727
	Xerox Corporation	Sr Unsecured 02/2017 6.750%	620,000	725	721
	HCA Inc	Sr Unsecured 02/2013 6.250%	705,000	720	709
	American Intl Group	Sr Unsecured 12/2020 6.400%	550,000	646	682
	Enel Finance Intl Nv Company	Guaranty 144A 10/2039 6.000%	700,000	671	678
	General Elec Cap Corp	Sr Unsecured 10/2021 4.650%	585,000	641	668
	HCA Inc	Sr Unsecured 03/2014 5.750%	625,000	644	653
	Eaton Corp Company	Guaranty 144A 11/2022 2.750%	650,000	648	648
	Boston Properties LP	Sr Unsecured 11/2020 5.625%	545,000	634	645
	BNSF Railway Co	2007 1 P Pass Thru Ce 04/2024 5.996%	537,178	629	644
	Dow Chemical Co	Sr Unsecured 11/2029 7.375%	480,000	636	636
	Macys Retail Hldgs Inc Company	Guaranty 01/2032 6.900%	520,000	627	621
	Bank One Capital III	Limitd Guara 09/2030 8.750%	450,000	619	619
	Royal Bank of Scotland PLC	Bank Guaranty 03/2016 4.375%	570,000	574	617
	Wyeth LLC Company	Guaranty 02/2016 5.500%	535,000	622	611

*	Party-in-Interest as defined by ERISA.

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN

EIN 94-0890210 PLAN NO. 001

SCHEDULE H - PART IV, LINE 4(i) - SCHEDULE OF ASSETS HELD

DECEMBER 31, 2012

(thousands of dollars)

(a)	(b)	(c)		(d)	(e)
	Identity of Issue, Borrower, Lessor, or Similar Party	Description of Investment Including Maturity Date, Rate of Interest, Collateral, Par, or Maturity Value	Number of Shares / Units	Cost	Current Value
	HSBC Holdings PLC	Sr Unsecured 04/2021 5.100%	515,000	$570	$608
	Macys Retail Hldgs Inc Company	Guaranty 04/2029 6.900%	490,000	576	591
	Union Pacific RR Co	2006 Pass Trst Pass Thru Ce 07/2030 5.866%	498,335	582	585
	Union Pacific Corp	Sr Unsecured 02/2020 6.125%	460,000	572	576
	Boston Properties LP	Sr Unsecured 10/2019 5.875%	475,000	546	566
	Ford Motor Credit Co LLC	Sr Unsecured 09/2022 4.250%	525,000	520	555
	Macys Retail Hldgs Inc Company	Guaranty 07/2015 7.875%	470,000	555	548
	Burlingtn North Santa Fe	Sr Unsecured 09/2022 3.050%	500,000	498	517
	BHP Billiton Fin Usa Ltd Company	Guaranty 04/2014 5.500%	480,000	521	510
	Comcast Corp Company	Guaranty 08/2037 6.950%	375,000	479	509
	Travelers Cos Inc	Sr Unsecured 06/2016 6.250%	430,000	507	505
	Canadian Pacific Railway	Sr Unsecured 01/2042 5.750%	410,000	478	500
	Comcast Corp Company	Guaranty 01/2017 6.500%	405,000	481	488
	Macys Retail Hldgs Inc Company	Guaranty 07/2024 6.650%	390,000	468	484
	Comcast Corp Company	Guaranty 03/2016 5.900%	405,000	468	465
	Nordstrom Inc	Sr Unsecured 06/2014 6.750%	425,000	474	461
	Union Pacific RR Co	07 3 Pass Thru Ce 01/2031 6.176%	368,721	441	456
	American Intl Group	Sr Unsecured 09/2014 4.250%	430,000	445	453
	Pfizer Inc	Sr Unsecured 03/2019 6.200%	345,000	434	436
	Cigna Corp	Sr Unsecured 02/2022 4.000%	395,000	410	432
	Telecom Italia Capital Company	Guaranty 11/2013 5.250%	420,000	418	432
	Travelers Cos Inc	Sr Unsecured 12/2017 5.750%	350,000	420	425
	Wachovia Corp	Sr Unsecured 02/2018 5.750%	350,000	405	419
	Wyeth LLC Company	Guaranty 02/2014 5.500%	380,000	411	401
	Cigna Corp	Sr Unsecured 05/2027 7.875%	290,000	385	383
	Telecom Italia Capital Company	Guaranty 06/2018 6.999%	335,000	333	383
	Covidien Intl Finance SA Company	Guaranty 10/2017 6.000%	315,000	380	382
	Boston Properties LP	Sr Unsecured 04/2015 5.625%	345,000	381	379
	News America Inc Company	Guaranty 02/2041 6.150%	295,000	336	374
	Vulcan Materials	Sr Unsecured 12/2016 6.500%	335,000	343	369
	Xerox Corporation	Sr Unsecured 05/2014 8.250%	335,000	376	365
	Norfolk Southern Corp	Sr Unsecured 05/2017 7.700%	285,000	362	360
	News America Inc Company	Guaranty 03/2037 6.150%	290,000	325	356
	News America Inc Company	Guaranty 12/2035 6.400%	285,000	321	354
	Cigna Corp	Sr Unsecured 01/2033 Var	260,000	339	339
	Burlingtn North Santa Fe	06 2 Tr Pass Thru Ce 04/2024 5.629%	288,913	337	336
	Petrobras Intl Fin Co Company	Guaranty 01/2020 5.750%	290,000	316	330
	Telecom Italia Capital Company	Guaranty 06/2014 6.175%	300,000	299	316
	Liberty Interactive LLC	Sr Unsecured 02/2030 8.250%	285,000	292	311
	Macys Retail Hldgs Inc Company	Guaranty 02/2028 7.000%	255,000	304	305
	Boston Properties LP	Sr Unsecured 11/2018 3.700%	280,000	293	304
	Citigroup Inc	Sr Unsecured 05/2015 4.750%	280,000	291	302
	Provident Companies Inc	Sr Unsecured 03/2028 7.250%	245,000	277	288
	Xerox Corporation	Sr Unsecured 04/2016 7.200%	250,000	290	287
	Cox Communications Inc	Sr Unsecured 144A 12/2022 3.250%	275,000	275	284
	Dillards Inc	Sr Unsecured 12/2028 7.000%	280,000	265	282
	Comcast Corp Company	Guaranty 11/2015 5.850%	245,000	279	279
	Union Pacific Corp	Sr Unsecured 07/2022 4.163%	245,000	274	277
	Boston Properties LP	Sr Unsecured 02/2023 3.850%	250,000	249	263
	HCA Inc	Sr Unsecured 01/2015 6.375%	240,000	254	259
	Time Warner Cable Inc Company	Guaranty 09/2021 4.000%	235,000	254	258
	Dillards Inc	Sr Unsecured 08/2018 7.130%	230,000	241	256

*	Party-in-Interest as defined by ERISA.

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN

EIN 94-0890210 PLAN NO. 001

SCHEDULE H - PART IV, LINE 4(i) - SCHEDULE OF ASSETS HELD

DECEMBER 31, 2012

(thousands of dollars)

(a)	(b)	(c)		(d)	(e)
	Identity of Issue, Borrower, Lessor, or Similar Party	Description of Investment Including Maturity Date, Rate of Interest, Collateral, Par, or Maturity Value	Number of Shares / Units	Cost	Current Value
	Macys Retail Hldgs Inc Company	Guaranty 09/2028 6.700%	220,000	$252	$256
	Eaton Corp Company	Guaranty 144A 11/2017 1.500%	250,000	250	251
	Fedex Corp Company	Guaranty 01/2019 8.000%	180,000	239	237
	Fedex Corp Company	Guaranty 01/2014 7.375%	220,000	242	235
	Burlingtn North Santa Fe	06 1 Tr Pass Thru Ce 01/2024 5.720%	200,877	236	234
	Unumprovident Finance Co Company	Guaranty 144A 11/2015 6.850%	205,000	230	232
	Fedex Corp Company	1998 Pass Tst Pass Thru Ce 07/2023 6.720%	186,004	220	225
	Cigna Corp	Sr Unsecured 02/2042 5.375%	190,000	202	221
	Dillards Inc	Sr Unsecured 07/2026 7.750%	210,000	207	221
	CSX Transportation Inc	Secured 01/2023 6.251%	179,714	215	217
	Travelers Cos Inc	Sr Unsecured 11/2020 3.900%	190,000	209	215
	Roche Hldgs Inc Company	Guaranty 144A 03/2019 6.000%	170,000	213	212
	Comcast Corp Company	Guaranty 11/2017 6.300%	160,000	193	196
	Burlingtn North Santa Fe	99 2 Tr Pass Thru Ce 01/2021 7.570%	159,639	191	194
	Nordstrom Inc	Sr Unsecured 01/2018 6.250%	160,000	194	194
	Macys Retail Hldgs Inc Company	Guaranty 12/2016 5.900%	165,000	191	194
	Norfolk Southern Railway	Sr Unsecured 06/2020 9.750%	135,000	197	192
	Wellpoint Inc	Sr Unsecured 06/2017 5.875%	160,000	189	190
	Boston Properties LP	Sr Unsecured 06/2015 5.000%	170,000	185	186
	General Elec Cap Corp	Sr Unsecured 01/2021 4.625%	160,000	174	181
	Boston Scientific Corp	Sr Unsecured 01/2020 6.000%	150,000	177	175
	General Elec Cap Corp	Sr Unsecured 05/2018 5.625%	145,000	165	172
	Boston Properties LP	Sr Unsecured 05/2021 4.125%	155,000	163	168
	Nordstrom Inc	Sr Unsecured 03/2028 6.950%	125,000	164	165
	Boston Scientific Corp	Sr Unsecured 11/2015 6.250%	145,000	161	163
	Cox Communications Inc	Sr Unsecured 12/2014 5.450%	149,000	164	162
	Wellpoint Inc	Sr Unsecured 12/2014 5.000%	150,000	164	162
	Union Pacific RR Co	2002 Pass Trst Pass Thru Ce 01/2023 6.061%	135,751	151	156
	Comcast Corp Company	Guaranty 05/2038 6.400%	120,000	146	153
	Travelers Cos Inc	Sr Unsecured 12/2015 5.500%	135,000	153	153
	CSX Transportation Inc	Sr Unsecured 06/2020 9.750%	100,000	142	141
	Burlingtn North Santa Fe	Sr Unsecured 01/2015 4.875%	125,000	137	135
	Dillards Inc	Sr Unsecured 05/2027 7.750%	125,000	121	130
	Unum Group	Sr Unsecured 02/2028 7.190%	110,000	120	127
	Liberty Interactive LLC	Sr Unsecured 07/2029 8.500%	115,000	118	124
	Union Pacific Corp	Sr Unsecured 01/2015 4.875%	100,000	109	108
	News America Inc Company	Guaranty 11/2037 6.650%	80,000	93	103
	At&T Inc	Sr Unsecured 09/2040 5.350%	85,000	96	99
	Time Warner Cable Inc Company	Guaranty 02/2020 5.000%	80,000	89	93
	Unum Group	Sr Unsecured 12/2028 6.750%	75,000	82	87
	News America Inc Company	Guaranty 12/2034 6.200%	70,000	78	85
	Burlingtn North Santa Fe	Sr Unsecured 07/2013 4.300%	75,000	77	76
	Cigna Corp	Sr Unsecured 03/2023 7.650%	55,000	68	71
	Union Pacific Corp	Sr Unsecured 05/2014 5.375%	65,000	70	69
	Reed Elsevier Capital Company	Guaranty 01/2014 7.750%	60,000	66	64
	Comcast Corp Company	Guaranty 03/2037 6.450%	30,000	37	38
	Comcast Corp Company	Guaranty 05/2018 5.700%	25,000	29	30

	Total corporate bonds				128,960

*	Party-in-Interest as defined by ERISA.

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN

EIN 94-0890210 PLAN NO. 001

SCHEDULE H - PART IV, LINE 4(i) - SCHEDULE OF ASSETS HELD

DECEMBER 31, 2012

(thousands of dollars)

(a)	(b)	(c)		(d)	(e)
	Identity of Issue, Borrower, Lessor, or Similar Party	Description of Investment Including Maturity Date, Rate of Interest, Collateral, Par, or Maturity Value	Number of Shares / Units	Cost	Current Value
	Mortgages
	Fannie Mae	Fnr 2010 123 Wt	1,375,167	$1,560	$1,552
	Fannie Mae	Whole Loan Fnw 2007 W10 1A	363,077	411	423
	Fannie Mae	Fnr 2009 40 Tb	265,352	297	294
	Vendee Mortgage Trust	Vende 1997 2 Z	160,386	192	191
	Fannie Mae	Whole Loan Fnw 2004 W2 5A	139,339	163	171
	Fannie Mae	Fnr 2009 53 Qm	155,212	169	169
	Fannie Mae	Whole Loan Fnw 2003 W2 1A2	127,813	147	156
	Fannie Mae	Whole Loan Fnw 2005 W1 1A3	102,694	121	125
	Fannie Mae	Whole Loan Fnw 2007 W10 2A	107,011	121	125
	Freddie Mac	Fhr 3312 Ab	100,496	114	114
	Fannie Mae	Whole Loan Fnw 2004 W8 3A	91,325	108	108
	Fannie Mae	Fnr 2008 24 Gd	91,916	101	102
	Federal Home Loan	PC Pool G14585	9,157,993	9,750	9,682
	Federal Home Loan	PC Pool G01777	4,826,514	5,314	5,367
	Federal Home Loan	PC Pool G07074	4,572,059	5,058	5,062
	Federal Home Loan	PC Pool G06932	3,369,397	3,722	3,702
	Federal Home Loan	PC Pool 1Q1400 05/2042	2,259,956	2,464	2,424
	Federal Home Loan	PC Pool 782735	1,704,030	1,835	1,845
	Federal Home Loan	PC Pool J08788	1,551,481	1,670	1,664
	Federal Home Loan	PC Pool G04587	1,535,435	1,669	1,658
	Federal Home Loan	PC Pool G30458	815,402	900	888
	Federal Home Loan	PC Pool G02494	760,409	841	831
	Federal Home Loan	PC Pool G03281	736,875	813	803
	Federal Home Loan	PC Pool G06995	714,091	787	777
	Federal Home Loan	PC Pool G04378	666,136	750	742
	Federal Home Loan	PC Pool G06962	672,821	743	733
	Federal Home Loan	PC Pool G06570	525,942	583	576
	Federal Home Loan	PC Pool G03392	477,585	527	521
	Federal Home Loan	PC Pool G01665	419,308	462	456
	Federal Home Loan	PC Pool G03268	406,662	449	443
	Federal Home Loan	PC Pool G06571	402,180	444	439
	Federal Home Loan	PC Pool G02993	393,492	434	428
	Federal Home Loan	PC Pool G04715	373,762	413	408
	Federal Home Loan	PC Pool G06238	360,892	400	395
	Federal Home Loan	PC Pool G03698	354,228	390	385
	Federal Home Loan	PC Pool G03697	345,457	381	376
	Federal Home Loan	PC Pool G08271	311,333	343	339
	Federal Home Loan	PC Pool G12339	287,357	313	313
	Federal Home Loan	PC Pool G04140	281,785	311	307
	Federal Home Loan	PC Pool G05862	250,390	275	273
	Federal Home Loan	PC Pool 1Q0558	218,795	234	235
	Federal Home Loan	PC Pool G03955	207,579	229	226
	Federal Home Loan	PC Pool G01749	178,668	195	194
	Federal Home Loan	PC Pool G13338	175,222	192	193
	Federal Home Loan	PC Pool 1G2080	180,497	191	192
	Federal Home Loan	PC Pool G13346	174,502	191	192
	Federal Home Loan	PC Pool 1H2581	180,152	191	191
	Federal Home Loan	PC Pool 1Q0557	176,924	189	189
	Federal Home Loan	PC Pool G30303	172,506	187	188
	Federal Home Loan	PC Pool 1Q0479	173,595	186	186
	Federal Home Loan	PC Pool 1B1150	169,475	181	181
	Federal Home Loan	PC Pool G12758	149,381	164	166

*	Party-in-Interest as defined by ERISA.

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN

EIN 94-0890210 PLAN NO. 001

SCHEDULE H - PART IV, LINE 4(i) - SCHEDULE OF ASSETS HELD

DECEMBER 31, 2012

(thousands of dollars)

(a)	(b)	(c)		(d)	(e)
	Identity of Issue, Borrower, Lessor, or Similar Party	Description of Investment Including Maturity Date, Rate of Interest, Collateral, Par, or Maturity Value	Number of Shares / Units	Cost	Current Value
	Federal Home Loan	PC Pool G03720	128,861	$142	$140
	Federal Home Loan	PC Pool H09070	123,146	138	136
	Federal Home Loan	PC Pool 1Q0556	117,095	125	125
	Federal Home Loan	PC Pool 781274	117,913	125	123
	Federal Home Loan	PC Pool G01767	99,013	114	113
	Federal Home Loan	PC Pool 847671	102,783	110	110
	Federal Home Loan	PC Pool G03081	97,682	110	109
	Federal Home Loan	PC Pool G05603	94,591	110	108
	Federal Home Loan	PC Pool 1G2667	99,430	106	105
	Federal Home Loan	PC Pool G12277	94,050	103	103
	Federal Home Loan	PC Pool H09203	91,561	100	99
	Federal Home Loan	PC Pool 848349	88,585	96	95
	Federal Home Loan	PC Pool G30305	83,821	94	93
	Federal Home Loan	PC Pool G03457	76,840	85	84
	Federal Natl Mtg Assn	Pool 888366	2,699,934	3,125	3,111
	Federal Natl Mtg Assn	Pool AE0381	2,378,726	2,588	2,577
	Federal Natl Mtg Assn	Pool 995788	1,712,544	1,883	1,882
	Federal Natl Mtg Assn	Pool AL2439	1,625,246	1,770	1,762
	Federal Natl Mtg Assn	Pool 725330	1,282,603	1,433	1,436
	Federal Natl Mtg Assn	Pool 725228	920,159	1,028	1,022
	Federal Natl Mtg Assn	Pool AD0249	809,760	890	890
	Federal Natl Mtg Assn	Pool AD0198	744,544	816	814
	Federal Natl Mtg Assn	Pool AE0012	690,873	780	776
	Federal Natl Mtg Assn	Pool AE0442	655,666	740	721
	Federal Natl Mtg Assn	Pool AD0663	611,419	672	670
	Federal Natl Mtg Assn	Pool 995405	597,319	649	646
	Federal Natl Mtg Assn	Pool 735415	481,614	551	558
	Federal Natl Mtg Assn	Pool AE0875	513,961	559	556
	Federal Natl Mtg Assn	Pool AE0380	464,293	505	502
	Federal Natl Mtg Assn	Pool 995212	433,845	485	486
	Federal Natl Mtg Assn	Pool 888015	416,179	466	464
	Federal Natl Mtg Assn	Pool 889390	395,207	434	434
	Federal Natl Mtg Assn	Pool 889886	376,316	439	430
	Federal Natl Mtg Assn	Pool 888956	376,508	421	422
	Federal Natl Mtg Assn	Pool 677709	356,531	392	392
	Federal Natl Mtg Assn	Pool 888559	341,373	388	388
	Federal Natl Mtg Assn	Pool 888291	341,816	375	376
	Federal Natl Mtg Assn	Pool AE0382	346,808	377	375
	Federal Natl Mtg Assn	Pool AE0620	321,678	350	348
	Federal Natl Mtg Assn	Pool 888891	318,284	359	345
	Federal Natl Mtg Assn	Pool 890341	307,393	340	336
	Federal Natl Mtg Assn	Pool AD0284	302,896	330	328
	Federal Natl Mtg Assn	Pool AE0952	294,439	330	326
	Federal Natl Mtg Assn	Pool 888151	299,519	327	324
	Federal Natl Mtg Assn	Pool 889528	285,857	320	317
	Federal Natl Mtg Assn	Pool 888631	262,750	289	289
	Federal Natl Mtg Assn	Pool AD0931	245,761	270	270
	Federal Natl Mtg Assn	Pool 555285	239,658	268	268
	Federal Natl Mtg Assn	Pool AL0406	216,334	237	234
	Federal Natl Mtg Assn	Pool 995694	201,607	228	226
	Federal Natl Mtg Assn	Pool AD0111	195,377	221	219
	Federal Natl Mtg Assn	Pool 256985	185,337	212	211
	Federal Natl Mtg Assn	Pool 888136	190,011	209	209

*	Party-in-Interest as defined by ERISA.

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN

EIN 94-0890210 PLAN NO. 001

SCHEDULE H - PART IV, LINE 4(i) - SCHEDULE OF ASSETS HELD

DECEMBER 31, 2012

(thousands of dollars)

(a)	(b)	(c)		(d)	(e)
	Identity of Issue, Borrower, Lessor, or Similar Party	Description of Investment Including Maturity Date, Rate of Interest, Collateral, Par, or Maturity Value	Number of Shares / Units	Cost	Current Value
	Federal Natl Mtg Assn	Pool 888365	190,560	$209	$207
	Federal Natl Mtg Assn	Pool 257095	186,738	205	202
	Federal Natl Mtg Assn	Pool AL1043	183,918	197	196
	Federal Natl Mtg Assn	Pool AD0650	177,273	195	193
	Federal Natl Mtg Assn	Pool 888894	159,474	179	177
	Federal Natl Mtg Assn	Pool AE0006	166,603	188	172
	Federal Natl Mtg Assn	Pool 310048	152,457	172	170
	Federal Natl Mtg Assn	Pool 256937	150,543	169	167
	Federal Natl Mtg Assn	Pool AD0112	144,710	163	162
	Federal Natl Mtg Assn	Pool 832257	149,630	157	159
	Federal Natl Mtg Assn	Pool 907860	147,540	159	158
	Federal Natl Mtg Assn	Pool 995597	145,726	158	158
	Federal Natl Mtg Assn	Pool 889157	142,851	158	156
	Federal Natl Mtg Assn	Pool AD0494	137,726	151	151
	Federal Natl Mtg Assn	Pool 745942	131,295	147	147
	Federal Natl Mtg Assn	Pool 745398	130,963	146	147
	Federal Natl Mtg Assn	Pool AE0379	135,193	147	146
	Federal Natl Mtg Assn	Pool 760744	130,000	141	139
	Federal Natl Mtg Assn	Pool AE0616	121,373	134	133
	Federal Natl Mtg Assn	Pool 256901	119,509	134	132
	Federal Natl Mtg Assn	Pool 995487	118,198	132	132
	Federal Natl Mtg Assn	Pool 745238	120,076	129	128
	Federal Natl Mtg Assn	Pool AE0063	115,033	129	127
	Federal Natl Mtg Assn	Pool AD0692	115,929	127	125
	Federal Natl Mtg Assn	Pool AL0852	115,375	127	125
	Federal Natl Mtg Assn	Pool 725271	111,748	120	119
	Federal Natl Mtg Assn	Pool 995575	107,915	119	119
	Federal Natl Mtg Assn	Pool 725417	104,311	112	112
	Federal Natl Mtg Assn	Pool 995005	102,081	110	110
	Federal Natl Mtg Assn	Pool 735869	101,566	109	109
	Federal Natl Mtg Assn	Pool 888262	100,104	109	108
	Federal Natl Mtg Assn	Pool 936482	97,001	107	107
	Federal Natl Mtg Assn	Pool 725206	96,639	106	106
	Federal Natl Mtg Assn	Pool 735523	96,756	104	103
	Federal Natl Mtg Assn	Pool 889151	90,990	102	101
	Federal Natl Mtg Assn	Pool 745303	94,601	101	101
	Federal Natl Mtg Assn	Pool 888791	88,356	97	96
	Federal Natl Mtg Assn	Pool 256614	86,293	95	93
	Federal Natl Mtg Assn	Pool AL0144	79,932	87	87
	Federal Natl Mtg Assn	Pool 555191	22,369	23	22
	Federal Natl Mtg Assn	Pool 555162	7,363	7	7

	Total mortgages				80,592

	U.S. Government securities
	US Treasury Note	Due 10/2013 0.500%	14,200,000	14,247	14,237
	US Treasury Note	Due 04/2013 0.625%	13,000,000	13,044	13,023
	US Treasury Note	Due 05/2013 0.500%	7,000,000	7,014	7,011
	US Treasury Note	Due 10/2013 0.250%	3,100,000	3,102	3,102
	US Treasury Note	Due 11/2013 0.500%	1,200,000	1,204	1,203
	US Treasury Note	Due 01/2013 0.625%	970,000	973	970
	California St	Cas 04/2039 Fixed 7.550%	2,540,000	3,259	3,645
	Illinois St	Ils 03/2018 Fixed 5.665%	1,875,000	2,093	2,136

*	Party-in-Interest as defined by ERISA.

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN

EIN 94-0890210 PLAN NO. 001

SCHEDULE H - PART IV, LINE 4(i) - SCHEDULE OF ASSETS HELD

DECEMBER 31, 2012

(thousands of dollars)

(a)	(b)	(c)		(d)	(e)
	Identity of Issue, Borrower, Lessor, or Similar Party	Description of Investment Including Maturity Date, Rate of Interest, Collateral, Par, or Maturity Value	Number of Shares / Units	Cost	Current Value
	Illinois St	Ils 03/2017 Fixed 5.365%	1,840,000	$2,023	$2,061
	New Jersey St Turnpike Auth	Njstrn 01/2041 Fixed 7.102%	1,420,000	2,000	2,014
	California St	Cas 04/2034 Fixed 7.500%	1,420,000	1,789	1,970
	California St	Cas 10/2039 Fixed 7.300%	1,410,000	1,775	1,954
	Los Angeles CA Unif Sch Dist	Losscd 07/2034 Fixed 6.758%	1,285,000	1,692	1,700
	California St	Cas 03/2040 Fixed 7.625%	535,000	690	768
	Illinois St	Ils 03/2016 Fixed 4.961%	540,000	584	591
	California St	Cas 11/2040 Fixed 7.600%	250,000	324	366
	California St	Cas 10/2019 Fixed 6.200%	195,000	231	237
	California St	Cas 04/2014 Fixed 5.250%	150,000	161	158
	California St	Cas 03/2019 Fixed 6.200%	60,000	71	72

	Total U.S. Government securities				57,218

	Asset-backed securities
	Chase Issuance Trust	CHAIT 2012 A8 A8	2,800,000	2,800	2,798
	SLM Student Loan Trust	SLMA 2012 C A2 144A	1,830,000	1,841	1,930
	Small Business Administration	SBAP 2006 20G 1	278,715	320	322
	Small Business Administration	SBAP 2007 20D 1	241,242	273	277
	Small Business Administration	SBAP 2007 20C 1	239,631	270	271
	Small Business Administration	SBAP 2007 20G 1	160,056	184	185
	Small Business Administration	SBAP 2006 20C 1	157,314	179	181
	Small Business Administration	SBAP 2007 20A 1	149,005	167	171
	Small Business Administration	SBAP 2006 20A 1	113,211	127	127
	Small Business Administration	SBAP 2005 20I 1	101,826	114	114
	Small Business Administration	SBAP 2005 20E 1	92,822	103	104
	Small Business Administration	SBAP 2005 20G 1	91,618	102	102
	Small Business Administration	SBAP 2001 20L 1	82,197	91	91

	Total asset-backed securities				6,673

	Cash equivalents
	Currency	Foreign Currency	8,085,946	8,086	8,086

	Total cash equivalents				8,086

	Receivables				2,559

	Liabilities				(147)

	TOTAL SEPARATE ACCOUNT				283,941

	CASH EQUIVALENTS
	Currency		21,359,923	21,360	21,360

	TOTAL CASH EQUIVALENTS				21,360

	TOTAL INVESTMENTS PER FINANCIAL STATEMENTS				16,788,803
	NOTES RECEIVABLE FROM PARTICIPANTS	Interest rates ranging from 2.980% to 12.000%			136,847

	TOTAL INVESTMENTS PER FORM 5500				$16,925,650

*	Party-in-Interest as defined by ERISA.

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN

EIN 94-0890210 PLAN NO. 001

SCHEDULE H - PART IV, LINE 4(j) - SCHEDULE OF REPORTABLE TRANSACTIONS

FOR THE YEAR ENDED DECEMBER 31, 2012

(thousands of dollars)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Identity of party involved	Description of asset (include interest rate and maturity in case of a loan)	Purchase price	Selling price	Lease rental	Expense incurred with transaction	Cost of asset	Current value of asset on transaction date	Net gain or (loss)
Category (iii) - Series of Transactions (Aggregate) in Excess of 5% of Plan Assets
Chevron Corporation*	Common Stock	$1,235,266	$—	N/A	$—	$1,235,266	$1,235,266	$—
Chevron Corporation*	Common Stock	—	1,483,834	N/A	—	921,037	1,483,834	562,797

There were no category (i), (ii) or (iv) reportable transactions during the year ended December 31, 2012.

*	Party-in-interest as defined by ERISA.